SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           -------------------------



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Penelec Capital Trust
            ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                    22-6778376
  ------------------------------             ------------------------
  (State of incorporation                        (I.R.S. employer
      or organization)                           identification no.)



     c/o GPU Service, Inc.
      310 Madison Avenue
    Morristown, New Jersey                             07962
  ------------------------------             ------------------------
      (Address of principal                         (Zip Code)
        executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                      Name of each exchange on which
to be so registered                      each class is to be registered
  ------------------                     ------------------------------

Trust Preferred Securities               New York Stock Exchange, Inc.


                           Securities to be registered
                      pursuant to Section 12(g) of the Act:

                                      None

Item 1.     Description of Registrant's Securities to be
            Registered.

      The class of securities to be registered hereby is the Trust Preferred Securities (the "Trust Securities") of Penelec Capital Trust, a statutory business trust created under the laws of the State of Delaware.

      For a description of the Trust Securities, reference is made to the descriptions of the Trust Securities included in Penelec Capital Trust's Prospectus dated April 14, 1999 and Prospectus Supplement dated June 9, 1999, which descriptions are incorporated herein by reference. The Prospectus and Prospectus Supplement form a part of the Registration Statement on Form S-3 filed by Pennsylvania Electric Company, Penelec Capital II, L.P. and Penelec Capital Trust (Nos. 333-62295, 333-62295-01 and 333-62295-02), which was declared effective by the Securities and Exchange Commission on January 13, 1999.


Item 2.     Exhibits.

      The Trust Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of Penelec Capital Trust are registered. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to Form 8-A have been duly filed with the New York Stock Exchange.

1.1   Amendment No. 1 to Penelec Capital Trust's Registration Statement on
      Form S-3.

4.1   Certificate of Trust for Penelec Capital Trust

4.2   Trust Agreement of Penelec Capital Trust.

4.3   Form of Amended and Restated Trust Agreement of Penelec Capital Trust.

4.4   Form of Certificate representing the Trust Preferred Securities.



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



                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  June 10, 1999


                              PENELEC CAPITAL TRUST
                              By Penelec Capital II, L.P.,
                                    as Grantor
                              By: Penelec Preferred Capital II, Inc.
                               as general partner



                              By:   /s/ T.G. Howson
                              Name:  T.G. Howson
                                   -------------------------------
                              Title: Vice President and Treasurer




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